UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange Traded Trust II

(Exact name of registrant as specified in its Trust Instrument)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-138490

Securities to be registered pursuant to Section 12 (g) of the Act:

Not Applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of PowerShares DWA Tactical Multi-Asset Income Portfolio, a series of PowerShares Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 533 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977) as filed with the Securities and Exchange Commission on March 2, 2016, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Series	EIN
PowerShares DWA Tactical Multi-Asset Income Portfolio	81-0994829

Item 2.	Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 18, 2007.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 302 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on February 28, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 7th day of March, 2016.

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By: /s/ Anna Paglia

Name: Anna Paglia

Title: Secretary